Exhibit 4.6

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P., as Issuer

AMERICOLD REALTY TRUST, INC., as a Parent Guarantor,

AMERICOLD REALTY OPERATIONS, INC., as a Parent Guarantor,

any other Guarantors party hereto,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of        , 20

i

ARTICLE XI REDEMPTION OF SECURITIES		47
Section 1101.	APPLICABILITY OF ARTICLE	47
Section 1102.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	47
Section 1103.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED	47
Section 1104.	NOTICE OF REDEMPTION	47
Section 1105.	DEPOSIT OF REDEMPTION PRICE	48
Section 1106.	SECURITIES PAYABLE ON REDEMPTION DATE	48
Section 1107.	SECURITIES REDEEMED IN PART	48

ARTICLE XII SINKING FUNDS		49
Section 1201.	APPLICABILITY OF ARTICLE	49
Section 1202.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES	49
Section 1203.	REDEMPTION OF SECURITIES FOR SINKING FUND	49

ARTICLE XIII REPAYMENT AT THE OPTION OF HOLDERS		49
Section 1301.	APPLICABILITY OF ARTICLE	49
Section 1302.	REPAYMENT OF SECURITIES	49
Section 1303.	EXERCISE OF OPTION	50
Section 1304.	WHEN SECURITIES PRESENTED FOR REPAYMENT BECOME DUE AND PAYABLE	50
Section 1305.	SECURITIES REPAID IN PART	50

ARTICLE XIV MEETINGS OF HOLDERS OF SECURITIES		50
Section 1401.	PURPOSE FOR WHICH MEETINGS MAY BE CALLED	50
Section 1402.	CALL, NOTICE AND PLACE OF MEETINGS	50
Section 1403.	PERSONS ENTITLED TO VOTE AT MEETINGS	51
Section 1404.	QUORUM; ACTION	51
Section 1405.	DETERMINATION OF VOTING RIGHTS, CONDUCT AND ADJOURNMENT OF MEETINGS	52
Section 1406.	COUNTING VOTES AND RECORDING ACTION OF MEETINGS	52

ARTICLE XV THE GUARANTEES		52
Section 1501.	GUARANTEE	52
Section 1502.	EXECUTION AND DELIVERY OF NOTATION OF GUARANTEE	53
Section 1503.	LIMITATION OF GUARANTOR’S LIABILITY, CERTAIN BANKRUPTCY EVENTS	54
Section 1504.	APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS	54
Section 1505.	RELEASE OF GUARANTEE	54

EXHIBITS

EXHIBIT A –	FORM OF NOTATION OF GUARANTEE

EXHIBIT B –	FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND CLEARSTREAM S.A. IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of _______________, 20__

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	SECTION 607
(a)(2)	SECTION 607
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	SECTION 607
(b)	SECTION 607; SECTION 608
Section 311	SECTION 607
Section 312(a)	SECTION 704
(b)	SECTION 116
(c)	SECTION 701
Section 313(a)	SECTION 702
(b)	Not Applicable
(c)	SECTION 702
(d)	SECTION 702
Section 314(a)(1)-(3)	SECTION 702
(a)(4)	SECTION 1009
(b)	Not Applicable
(c)(1)	SECTION 102
(c)(2)	SECTION 102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	SECTION 102
(f)	Not Applicable
Section 315(a)	SECTION 612 (1)
(b)	SECTION 601
(c)	SECTION 612 (2)
(d)	SECTION 612
(e)	SECTION 508
Section 316(a)(last sentence)	SECTION 101 (“Outstanding”)
(a)(1)	SECTION 507
(a)(2)	Not Applicable
(b)	SECTION 902
(c)	SECTION 104
Section 317(a)	SECTION 502
(b)	SECTION 311
Section 318(a)	SECTION 115
(b)	Not Applicable
(c)	SECTION 115

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE (the “Indenture”), dated as of _________, 20___, by and among AMERICOLD REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Issuer”), AMERICOLD REALTY TRUST, INC., a Maryland corporation, the Issuer’s sole general partner (the “General Partner,” and in the capacity as guarantor of one or more series of the Securities to be issued hereunder from time to time a “Parent Guarantor”), AMERICOLD REALTY OPERATIONS, INC., a Delaware corporation, and a limited partner of the Issuer (the “Limited Partner,” and in the capacity as guarantor of one or more series of the Securities to be issued hereunder from time to time a “Parent Guarantor” and, with the General Partner, the “Parent Guarantors”), each having its principal office at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, the Subsidiary Guarantors (as defined herein) party hereto, each with an address at c/o Americold Realty Trust, Inc., 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, and U.S. Bank Trust Company, National Association, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328.

RECITALS

The Issuer may deem it appropriate to issue from time to time for its lawful purposes debt securities (hereinafter called the “Securities”) evidencing its indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more series as provided in this Indenture.

The General Partner, in its capacity as the sole general partner of the Issuer and as a Parent Guarantor from time to time of Securities issued, and the Limited Partner, in its capacity as a limited partner of the Issuer and as a Parent Guarantor from time to time of Securities issued, each have duly authorized the execution and delivery of this Indenture by the Issuer and for itself, and its Guarantee of the Securities pursuant to the provisions of this Indenture.

Each other Guarantor (other than the Parent Guarantors), in its capacity as a Guarantor from time to time of Securities issued, has duly authorized the execution and delivery of this Indenture by itself, and its Guarantee of the Securities pursuant to the provisions of this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.	DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, Section or Subsection, as the case may be, of this Indenture; and

(6) the word “or” is always used inclusively.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Issuer or the Guarantors in respect of certain taxes and other governmental charges imposed on certain Holders and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means the Trustee or any authenticating agent appointed by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 1501.

“Board of Directors” means with respect to:

(a) any Person that is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(b) any Person that is a partnership, the Board of Directors of the general partner of the partnership;

(c) any Person that is a real estate investment trust, the board of trustees thereof;

(d) any Person that is a limited liability company, the managing member or members thereof (if a natural person or natural persons) or, if such managing member or members are not natural persons, the Board of Directors or other controlling committee, as the case may be, of the managing member or members of such limited liability company duly authorized to act on behalf of such managing member or members; and

(e) any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, or if such Person is a partnership, the general partner of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to any Securities pursuant to Section 301, any day, other than a Saturday, a Sunday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed or, when used with respect to a Place of Payment (other than The City of New York) or any other particular location referred to in this Indenture or in the Securities (other than The City of New York), any day, other than a Saturday, a Sunday or other day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to remained closed.

“Capital Stock” means any and all shares (including shares of beneficial interest), interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Clearstream” means Clearstream Banking, S.A., or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, the Exchange Act or the Trust Indenture Act, as the case may be, then the body or respective bodies performing such duties on such date.

“Common Depositary” shall have the meaning specified in Section 304.

“Common Stock” means the common stock, $0.01 par value per share, of the General Partner as they exist on the date of this Indenture or any other shares of Capital Stock of the General Partner into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the General Partner that is otherwise permitted hereunder in which the General Partner is not the surviving Person, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving Person or its direct or indirect parent.

“Confidential Datasite” has the meaning provided in Section 1014.

“Corporate Trust Office” or other similar term means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“covenant defeasance” has the meaning specified in Section 402(3).

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or Interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Debt” means, with respect to any Person, any:

(a) indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(b) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (i) the amount of indebtedness so secured and (ii) the fair market value (determined in good faith by the Issuer) of the property subject to such Lien;

(c) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(d) any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a finance lease in accordance with GAAP;

in the case of items of indebtedness under the clauses (a) and (c) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will: (1) include, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (other than the General Partner, the Issuer or any of their respective Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the General Partner, the Issuer or any of their respective Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the General Partner, the Issuer or any of their respective Subsidiaries; (2) exclude any such indebtedness (or obligations referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP; and (3) exclude Intercompany Indebtedness that is subordinate in right of payment to a series of Securities (or an obligation to be liable for, or to pay, Intercompany Indebtedness that is subordinate in right of payment to a series of Securities). In the case of indebtedness under clause (d) above, the term “Debt” will exclude operating lease liabilities on such Person’s balance sheet in accordance with GAAP.

“default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States or any state thereof or the District of Columbia.

“DTC” has the meaning specified in Section 304.

“EDGAR” has the meaning specified in Section 703.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system (or any successor clearing agency).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“Exchange Date” shall have the meaning specified in Section 304.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Future Guarantor” means, following the original issue date of any series of Securities, each direct and indirect Subsidiary of the General Partner (other than the Issuer, the Limited Partner and the Subsidiary Guarantors), if such Subsidiary, directly or indirectly, becomes a co-borrower, guarantor or other obligor under the Primary Credit Facility, and, accordingly, is required to guarantee the Issuer’s obligations under any series of Securities pursuant to, and in accordance with, Section 1013.

“GAAP” means United States generally accepted accounting principles.

“General Partner” means the Person named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 8, shall include its successors and assigns.

“Global Security” means a security evidencing all or a part of a series of Securities issued to and registered in the name of the depositary for such series, or its nominee, in accordance with Section 305, and bearing the legend prescribed in Section 203.

“Governmental Authority” means the government of the United States or any other nation, or of any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization.

“Government Obligations” means securities which are direct obligations of, or guaranteed by, the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or Interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

“Guarantee” and “Guarantees” mean the full and unconditional guarantee provided by the Guarantors in respect of the Securities as made applicable to the Securities in accordance with the provisions of Article 3 and Article 15 hereof and evidenced by the Notation of Guarantee affixed to each Security of a series.

“Guarantee Obligations” has the meaning specified in Section 1501.

“Guarantor” means, collectively, the Parent Guarantors, each Subsidiary Guarantor, and each other Person who may execute this Indenture, the Notation of Guarantee affixed to each Security of a series or any supplement hereto for the purpose of providing a Guarantee of Securities of such series pursuant to this Indenture, including any Future Guarantor; provided that any such Guarantor shall cease to be a Guarantor with respect to such series of Securities if its Guarantee is released in accordance with this Indenture or the terms of such series of Securities, which, in each case, subject to the provisions of Article 8, shall include their respective successors and assigns.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the, or those, particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Intercompany Indebtedness” means Debt to which the only parties are any of the Issuer, the General Partner or any of their respective Subsidiaries.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after the Maturity Date, means interest payable after the Maturity Date, and, when used with respect to a Security which provides for the payment of interest or the payment of Additional Amounts pursuant to Section 1010, includes such interest or Additional Amounts, as applicable.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor entity.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed by, as applicable, (a) in the case of the Issuer, the General Partner’s Chief Executive Officer, President, Chief Financial Officer or any Executive Vice President, Senior Vice President or Vice President and by the General Partner’s Treasurer, an Assistant Treasurer, the General Partner’s Secretary or an Assistant Secretary, (b) in the case of any Guarantor, such Guarantor’s Chief Executive Officer, President, Chief Financial Officer or any Executive Vice President, Senior Vice President or Vice President and by such Guarantor’s Treasurer, an Assistant Treasurer, such Guarantor’s Secretary or an Assistant Secretary, and delivered to the Trustee.

“legal defeasance” has the meaning specified in Section 402(2).

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or encumbrance, other than a Permitted Lien.

“Maturity Date,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the Issuer (or an entity in which the Issuer is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of the joint venture or Subsidiary of the Issuer (or entity in which the Issuer is the general partner or managing member) that is the borrower and is non-recourse to the General Partner or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Issuer (or entity in which the Issuer is the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the General Partner or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Issuer (or entity in which the Issuer is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A, executed by a Guarantor and affixed to each Security of any series to which the Guarantee of such Guarantor under Article XV of this Indenture applies.

“Officer” and “officer” mean the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner (when such term is used with respect to any action to be taken by, any document to be executed by or any matter relating to the General Partner in its capacity as general partner of the Issuer) or of any Guarantor (when such term is used with respect to any action to be taken by, any document to be executed by or any matter relating to such Guarantor).

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President, a Senior Vice President, or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner (when used with respect to the Issuer) or of any Guarantor (when used with respect to such Guarantor), and in each case delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or who may be an employee of or other counsel for the Issuer and who shall be satisfactory to the Trustee and delivered to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration prior to the Maturity Date thereof pursuant to Section 502.

“Outstanding” when used with respect to the Securities, means, as of the date of determination, all the Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore been deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee;

(3) Securities, except to the extent provided in Section 402, with respect to which the Issuer has effected legal defeasance and/or covenant defeasance as provided in Article 4; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculation required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Issuer, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, and (iii) Securities owned by the Issuer, the General Partner, any Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the General

Partner, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities owned as provided in clause (iii) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the General Partner, any Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the General Partner, any Guarantor or such other obligor.

“Patriot Act” has the meaning specified in Section 117.

“Paying Agent” has the meaning specified in Section 104.

“Permitted Lien” means an operating lease, Lien securing taxes, assessments and similar charges, mechanics’ lien and other similar Liens and any Lien that secures Debt of the General Partner or any of its Subsidiaries owed to the Issuer or any Guarantor.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the General Partner or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a joint venture or Subsidiary of the Issuer (or an entity in which the Issuer is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the General Partner or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Place of Payment,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Primary Credit Facility” means the Credit Agreement, dated as of August 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the issuance of a particular series of Securities) among the Issuer, the General Partner, certain subsidiaries of the General Partner and the Issuer, Bank of America, N.A. (or successors), as administrative agent, and the other lenders party thereto, including any renewals, extensions, amendments, restatements, replacements or refinancing in full (or a majority of the outstanding commitments) thereof after the date of the issuance of such series of Securities.

“Redemption Date” means, with respect to any Security or portion thereof to be redeemed in accordance with the provisions of Article 11, the date fixed for such redemption in accordance with the provisions of Article 11.

“Redemption Price” has the meaning provided in Section 1106.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

“Related Proceedings” has the meaning provided in Section 112.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such other officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any successor thereto.

“Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Issuer pursuant to Section 307.

“Specified Courts” has the meaning provided in Section 112.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or Interest thereon, means the date specified in such Security or this Indenture as the fixed date on which the principal of such Security or such installment of principal or Interest is due and payable.

“Subsidiary” means, with respect to the Issuer or the General Partner, any Person (but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or the General Partner, as the case may be, or by one or more other Subsidiaries of the Issuer or the General Partner, as the case may be. For the purposes of this definition, “voting stock, partnership interests, membership interests or other equity interests” means stock or interests having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency.

“Subsidiary Guarantor” means each Person party to this Indenture as a Subsidiary Guarantor.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings (including backup withholding) or other governmental charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect from time to time, and any successor thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any particular series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

“Yield to Maturity” means, with respect to any Original Issue Discount Security, the yield to maturity, computed at the time of issuance of such Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 102.	COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1009) shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information as to such factual matters is in the possession of the Issuer and, as applicable, any Guarantor, unless such counsel knows that the certificate, opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.	ACTS OF HOLDERS.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer and any agent of the Trustee or the Issuer, if made in the manner provided in this Section 104. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

The ownership of Registered Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the records of the appropriate depositary and of participants in such depositary shall be dispositive for purposes of this Indenture.

If the Issuer shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any agent to whom Securities may be presented for payment (the “Paying Agent”), any Authenticating Agent, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105.	NOTICES, ETC., TO TRUSTEE AND ISSUER.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(2) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer or any Guarantor, as the case may be, addressed to it at the address specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer or any Guarantor, Attention: Chief Financial Officer; or

(3) the Trustee, the Issuer or any Guarantor, by the other party shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone, followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number (404) 898-8844; and if to the Issuer or any Guarantor at facsimile number (678) 387-4744.

Section 106.	NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders of Securities by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder (whether by mail or otherwise), during any period when a Global Security has been issued hereunder evidencing all or a part of any series of Securities such notice shall be sufficiently given if given to the depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the depositary.

Section 107.	COUNTERPARTS; EFFECT OF HEADINGS AND TABLE OF CONTENTS.

This Indenture may be executed in any number of counterparts, each of which when executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108.	SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind their respective permitted successors and assigns, whether so expressed or not.

Section 109.	SEVERABILITY CLAUSE.

In case any provision in this Indenture or in any Security or Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110.	BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, and as applicable in any Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111.	GOVERNING LAW.

This Indenture and the Securities, and any Guarantees, shall be governed by, and construed in accordance with, the law of the State of New York.

Section 112.	SUBMISSION TO JURISDICTION.

The Issuer and each Guarantor irrevocably and unconditionally agrees that any legal suit, action or proceeding arising out of, or based upon, or relating to, the performance of its obligations under this Indenture or a series of Securities (“Related Proceedings”) shall be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan, The City of New York (collectively, the “Specified Courts”), irrevocably and unconditionally waives any objection which it may have now or hereafter to the laying of the venue of any Related Proceeding in the Specified Courts, irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court had been brought in an inconvenient forum, and irrevocably and unconditionally submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. The Issuer and each Guarantor hereby appoints the General Partner as their respective authorized agent to accept and acknowledge on their behalf service of any and all process which may be served in any Related Proceeding that may be instituted in any Specified Court and agrees that service of process upon said agent at its office at the address specified in the first paragraph of this Indenture (or at such other address specified in a written notice to the Issuer, each Guarantor and the Trustee), and written notice of said service to the Issuer or any Guarantor mailed or delivered to it, at such address, shall be deemed in every respect effective service of process upon the Issuer and each Guarantor in any Related Proceeding and shall be taken and held to be valid personal service upon the Issuer and any Guarantor, whether or not the Issuer or such Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such state, and waive all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until this Indenture shall have been satisfied and discharged in accordance with Section 401.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all such immunity in respect of its obligations under the Indenture or a series of Securities.

Section 113.	LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity Date of any Security or the last date on which a Holder has the right to exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or Guarantee, other than a provision in the Securities of any particular series which specifically states that such provision shall apply in lieu hereof), payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) or exchange of such Security need not be made at such Place of Payment on such date, but (except as otherwise provided with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity Date, or on such last day of exchange, provided that (except as otherwise provided with respect to such Security) no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity Date, as the case may be, to the next succeeding Business Day.

Section 114.	IMMUNITY OF STOCKHOLDERS, DIRECTORS, OFFICERS AND AGENTS OF THE ISSUER, THE GENERAL PARTNER, AND ANY GUARANTOR.

Except as otherwise expressly provided in Article 15, no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security or Guarantee, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer, trustee or director, as such, of the Issuer, the General Partner, and any Guarantor or of any successor, either directly or through the Issuer, the General Partner, and any Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 115.	CONFLICT WITH TRUST INDENTURE ACT.

If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed to be included provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 116.	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders of Securities of any series may communicate pursuant to TIA Section 312(b) with other Holders of Securities of such series or any other series with respect to their rights under this Indenture or the Securities of such series or all series. The Issuer, the Trustee, the Registrar and all other persons shall have the protection of TIA Section 312(c).

Section 117.	PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the “Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that, so long as Patriot Act remains in effect, they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

ARTICLE II

SECURITIES FORMS

Section 201.	FORMS OF SECURITIES.

The Securities of each series and the related Guarantees, if any, shall be in the form established in or pursuant to one or more Board Resolutions and, subject to Section 303 hereof, set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Subject to Section 304, the definitive Securities or Guarantees, if any, shall be printed, lithographed or engraved, or produced by any combination of these methods, on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the Officers executing such Securities or Guarantees, if any, as evidenced by their execution of such Securities or Guarantees.

Section 202.	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

Dated:	By:
Authorized Signatory

Section 203.	SECURITIES ISSUABLE IN GLOBAL FORM.

If Securities of or within a series are issuable in the form of one or more Global Securities, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. If an Issuer Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Issuer and the Issuer delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Outstanding Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and Interest on any Global Security shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Issuer, the Trustee and any agent of the Issuer and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security the Holder of such permanent Global Security in registered form.

Any Global Security authenticated and delivered hereunder shall bear a legend, in addition to any other legend or legends permitted by Section 201, in substantially the following form:

“This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. This Security is exchangeable for Securities registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in the Indenture, and, unless and until it is exchanged for Securities in definitive form as aforesaid, may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor depositary or its nominee.”

ARTICLE III

THE SECURITIES

Section 301.	AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2) whether such Securities will be senior or subordinated and, if subordinated, the definition of senior indebtedness and other terms and conditions applicable thereto, and whether such Securities will be secured or unsecured and if secured, the nature of the collateral securing the Securities;

(3) the aggregate principal amount of the Securities of the series and any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 1107 or 1305);

(4) the date or dates, or the method by which such date or dates will be determined, on which the principal of and premium, if any, on the Securities of the series shall be payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places where the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, payable in respect of, Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served;

(7) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have the option;

(8) the obligation, if any, or right of the Issuer to redeem Securities of the series pursuant to any sinking fund or other terms and provisions and the details thereof, and the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, upon which Securities of the series shall be repurchased at the option of the Holders of Securities of the series and other detailed terms and provisions of these repurchase obligations;

(9) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent for the Securities of the series;

(11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon acceleration of the Maturity Date thereof pursuant to Section 502, or the method by which such portion shall be determined;

(12) if other than Dollars, the Foreign Currency or Foreign Currencies in which payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 101;

(13) whether the amount of payments of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of the series may be determined by reference to an index based on a currency or currencies or composite currency or currencies other than that in which the Securities are denominated or otherwise designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index, and the manner in which such amounts shall be determined;

(14) whether the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies or composite currency or currencies other than that in which such Securities are denominated or otherwise stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies or composite currency or currencies in which such Securities are denominated or otherwise stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(15) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(16) any deletions from, modifications of or additions to the defined terms, Events of Default or covenants of the Issuer or any Guarantor or other provisions of this Indenture with respect to Securities of the series, whether or not such defined terms, Events of Default, covenants or other provisions are consistent with the defined terms, Events of Default, covenants or other provisions set forth herein;

(17) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depositary for such series;

(18) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the manner in which, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(19) the applicability, if any, of Section 402 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article 4;

(20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(22) whether and under what circumstances the Issuer or any Guarantor will pay Additional Amounts as contemplated by Section 1010 on the Securities of the series in respect of any tax, assessment or other governmental charge and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(23) whether the obligations of Issuer under the Securities of such series are subject to any Guarantee, the Guarantors of such series of Securities (which may not include the Subsidiary Guarantors who are a party to this Indenture) and the terms and form of such Guarantee (including, without limitation, the terms of any release);

(24) the terms and conditions, if any, upon which the Securities of the series may be convertible into or exchangeable for Capital Stock or other securities and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at the option of the Issuer, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such Securities, and any limitations on the transfer or ownership of Capital Stock in connection with the preservation of the General Partner’s status as a real estate investment trust; and

(25) any other terms of the series.

All Securities of any one series and, as applicable, the Guarantees appertaining to such series shall be substantially identical, except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the form or terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the General Partner on behalf of the Issuer and delivered to the Trustee at or before the delivery of the Officers’ Certificate setting forth the terms of the Securities of such series.

Section 302.	DENOMINATIONS.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities or any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of the Issuer by the General Partner’s Chief Executive Officer, President, Chief Financial Officer or one of the General Partner’s Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. The related Notation of Guarantee, if any, shall be executed on behalf of each Guarantor by such Guarantor’s Chief Executive Officer, President, Chief Financial Officer or one of such Guarantor’s Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. The signature of any of these officers on the Securities and Notations of Guarantees, if any, may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities and Notations of Guarantees.

Securities or Notations of Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer or, as applicable, any Guarantor, shall bind the Issuer or such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Securities or Notation of Guarantee or did not hold such offices at the date of such Securities or Notation of Guarantee.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, together with any Notations of Guarantees properly executed by the applicable Guarantor(s), properly executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities.

If all the Securities of any series are not to be issued at one time and if the terms of such series as established in or pursuant to a Board Resolution, Officers’ Certificate or supplemental indenture shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.

In authenticating Securities of any series, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(1) an Opinion of Counsel stating to the effect that:

(A) the form or forms of such Securities and the related Guarantees, if any, have been established in conformity with the provisions of this Indenture;

(B) the terms of such Securities and the related Guarantees, if any, have been established in conformity with the provisions of this Indenture; and

(C) such Securities, together with the related Guarantees, if any, when completed by appropriate insertions and executed and delivered by the Issuer and each Guarantor to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Issuer and such Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, preferences and other similar laws of general applicability relating to or affecting the rights and remedies of creditors to general equitable principles, limitations on enforceability where such provisions are contrary to public policy and other customary exceptions; and

(2) an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate otherwise required pursuant to Section 301 or an Issuer Order or an Opinion of Counsel or an Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

Each Security and related Notation of Guarantee, if any, shall be dated the date of the authentication of such Security.

No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.	TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution or supplemental indenture), if temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and containing identical terms and provisions. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Unless otherwise provided in or pursuant to a Board Resolution or otherwise specified in an Officers’ Certificate or supplemental indenture, the following provisions of this Section 304 shall govern the exchange of temporary Securities other than through the facilities of The Depository Trust Company (“DTC”). If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the “Exchange Date”), the Issuer shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Issuer. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depositary to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit B to this Indenture or in such other form as may be established pursuant to Section 301.

Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit B to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit B to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit B to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs and of the third paragraph or Section 303 and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Issuer.

Section 305.	REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Issuer in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Issuer in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities on such Security Register as herein provided. If the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Security of any series at any office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions, with Notations of Guarantees, if any, for Guarantees appertaining to the surrendered Security.

Subject to the provisions of this Section 305, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any such Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, with Notations of Guarantees, if any, for Guarantees appertaining to the surrendered Security.

Except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent Global Security is DTC, then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Issuer or to a nominee of such successor to DTC. If at any time (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the applicable Global Security and a successor depositary is not appointed within 90 days after the Issuer receives such notice or learns of such ineligibility, (ii) the Issuer determines that the Securities of a series shall no longer be represented by a Global Security and executes and delivers to the Trustee an Officers’ Certificate to such effect or (iii) an Event of Default with respect to the Securities of such series shall have occurred and be continuing and beneficial owners representing a majority in aggregate principal amount of the Outstanding Securities of such series advise DTC to cease acting as depositary for the applicable Global Security, then the Issuer shall execute, and the Trustee shall authenticate and deliver, definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities. If any beneficial owner of an interest in a permanent Global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Issuer shall execute, and the Trustee shall authenticate and deliver, definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Issuer Order with respect thereto to the Trustee, as the Issuer’s agent for such purpose. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, Interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom Interest or Defaulted Interest, as the case may be, in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the Guarantee, if any, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange or repayment shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer (including evidence of title and identity) in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities or any redemption or repayment, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 1107 or 1305 or the second sentence of the third preceding paragraph not involving any transfer.

Neither the Issuer nor the Trustee shall be required to (1) issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of such Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (2) register the transfer of or exchange any Security, or portion thereof, so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (3) issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 306.	MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If any mutilated Security or a Security with a mutilated Guarantee is surrendered to the Trustee or the Issuer, together with, in proper cases, such security or indemnity as may be reasonably required by the Issuer or the Trustee to save each of them or any agent of either of them harmless, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Notations of Guarantees, if any, for Guarantees appertaining to the surrendered Security.

If there shall be delivered to the Issuer and to the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security or Guarantee and (2) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security or Guarantee has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Guarantee, a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Notations of Guarantees, if any, for Guarantees appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Guarantee appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 306, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 306 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture and the Guarantee, if any, equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Guarantees.

Section 307.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest in the relevant Security Register; provided, however, that, except with respect to Global Securities or as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, each installment of Interest on any Security may at the Issuer’s option be paid by (1) mailing a check for such interest payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or (2) wire transfer to an account maintained by the payee located inside the United States.

Unless otherwise provided as contemplated by Section 301, every permanent Global Security will provide that Interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or Clearstream, as the case may be, with respect to that portion of such permanent Global Security held for its account by Cede & Co. or the Common Depositary or other nominee, as the case may be, for the purpose of permitting such party to credit the Interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any Interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election, in each case as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Issuer shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series (or their respective Predecessor Securities) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.	PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305 and 307) Interest (including the Redemption Price upon redemption pursuant to Article 11), such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

No owner of any beneficial interest in any Global Security held on its behalf by a depositary shall have any rights under this Indenture with respect to such Global Security and such depositary (or its nominee) shall be treated by the Issuer, the Guarantors, the Trustee, and any agent of the Issuer, the Guarantors or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Issuer, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Guarantors, the Trustee, or any agent of the Issuer, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

Section 309.	CANCELLATION.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. Cancelled Securities held by the Trustee shall be returned to the Issuer.

Section 310.	COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 311.	PAYING AGENT TO HOLD MONEY IN TRUST.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of Securities of any series, or the Trustee, all money held by the Paying Agent for the payment of principal of (or premium, if any) or Interest on such the Securities of such series, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the

Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of Securities of any series all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer or subsidiary of the Issuer , the Trustee shall serve as Paying Agent for the Securities.

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 401.	SATISFACTION AND DISCHARGE.

This Indenture shall upon an Issuer Request cease to be of further effect with respect to any series of Securities specified in such Issuer Request (except as to (i) rights hereunder of Holders of the Securities of such series to receive all amounts owing upon the Securities of such series and the other rights, duties and obligations of Holders of the Securities of such series as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) as provided below in this Section 401), and the Trustee, upon demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

(1) either

(i) all Securities of such series that have been authenticated and delivered (other than Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid and Securities of such series for whose payment money has been deposited in trust and thereafter repaid) to the Trustee for cancellation; or

(ii) all Securities of such series that have not been delivered to the Trustee for cancellation: (a) have become due and payable by reason of sending a notice of redemption or otherwise; (b) will become due and payable at their stated maturity within one year; (c) have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name, and at the Issuer’s expense; or (d) are deemed paid and discharged as set forth under Section 402(2); and the Issuer, in case of (a), (b) or (c), has irrevocably deposited or caused to be deposited with the Trustee in trust an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity and/or Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) that, through the payment of principal and Interest in accordance with their terms, will provide money sufficient to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal of, and premium, if any, and Interest on, the Securities of such series to the date of maturity or redemption, as the case may be, in accordance with the terms of this Indenture and the Securities of such series,

(2) the Issuer has paid or caused to be paid all other sums payable under this Indenture; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to this Section 401, then the provisions of Sections 305, 306, 309, 607, 608(5), 1002, 1003 and 1012 and this Article 4 (other than Section 402) and, if the Securities of such series will be paid on a Redemption Date, Article 11 or repayable at the option of Holders of Securities, Article 13 shall survive and remain in full force and effect. At such time as satisfaction and discharge of this Indenture shall be effective with respect to the Securities of a particular series, each Guarantor will be released from its Guarantee of the Securities of such series.

Section 402.	DEFEASANCE AND COVENANT DEFEASANCE.

(1) The Issuer or the General Partner may at its option by Board Resolution, at any time, elect to have Section 402(2) or Section 402(3) be applied to the Outstanding Securities of any particular series specified in such Board Resolution upon compliance with the conditions set forth below in this Section 402.

(2) Upon the Issuer’s or the General Partner’s exercise of the above option applicable to this Section 402(2), the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth in this Section 402(2) are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Sections 403 and the other provisions of this Indenture referred to below in this Section 402(2), and to have satisfied all of its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions hereof, which shall survive such legal defeasance and remain in full force and effect with respect to the Securities of such series: (i) the rights of Holders of the Securities of such series to receive, solely from the trust fund described in Section 402(4)(i), payments in respect of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), if any, on the Securities of such series and any Additional Amounts when such payments are due, (ii) the provisions of Sections 304, 305, 306, 606, 608(5), 1002, 1003 and 1012, and this Article 4 (other than Section 402), and if the Securities of such series will be paid on a Redemption Date, Article 11 or repayable at the option of Holders of Securities, Article 13, and (iii) the rights, obligations and immunities of the Trustee hereunder. The Issuer may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3). Upon the effectiveness of any legal defeasance (for the avoidance of doubt, but not covenant defeasance) with respect to the Securities of a particular series, each Guarantor will be released from its Guarantee of the Securities of such series.

(3) Upon the Issuer’s or the General Partner’s exercise of the above option applicable to this Section 402(3) with respect to the Securities of any particular series, the Issuer and each Guarantor shall be released from their respective obligations under Section 1004 with respect to such Securities to keep in full force and effect its rights (charter and statutory) and franchises (but, for the avoidance of doubt, shall not be released from their respective obligations with respect to such Securities to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences (except as permitted under Article 8)) and Sections 1005 through 1007, inclusive, as well as any other covenants applicable to such Securities pursuant to Section 301 (other than the covenants set forth in Section 703, Section 1013 and Section 1014), on and after the date the conditions set forth in Section 402(4) are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to the Outstanding Securities of a particular series, the Issuer and each Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such covenant or by reason of reference in any such Section or any such covenant or to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture, the Securities of such series and the related Guarantee shall be unaffected thereby.

(4) The following shall be the conditions to the effectiveness of legal defeasance pursuant to Section 402(2), and covenant defeasance pursuant to Section 402(3), to any Outstanding Securities of a series:

(i) The Issuer or the General Partner shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity or on the relevant Redemption Date, as the case may be, or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and Interest on such Securities on the Stated Maturity of such principal or installment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 on the applicable Redemption Date), as the case may be, in accordance with the terms of this Indenture and such Securities.

(ii) In the case of legal defeasance pursuant to Section 402(2) with respect to Securities of a particular series, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of the series of such Securities pursuant to Section 301, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders and beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

(iii) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which either of them is bound.

(iv) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit, and no Event of Default or event which with notice or lapse of time or both would become an Event of Default under Section 501(5) or 501(6) with respect to the Issuer or any Parent Guarantor shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit.

(v) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(vi) If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 402(4)(i) above are sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(vii) Such legal defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect any of the Issuer’s or the Guarantors’ securities.

(viii) Such legal defeasance or covenant defeasance will not cause any securities listed on any registered national securities exchange under the Exchange Act to be delisted.

(ix) Such legal defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Issuer or any Guarantors in connection therewith.

(5) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 for the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on Securities of a particular series other than any such tax, fee or other charge which by law is for the account of the Holders of such Securities.

(6) Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or Government Obligations (or any proceeds therefrom) held by it as provided in Section 402(4)(i) which, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.	APPLICATION OF TRUST MONEY.

Subject to the provisions of Section 404, all money and Government Obligations (and proceeds therefrom) deposited with the Trustee pursuant to Section 401 or 402 in respect of Outstanding Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer, any Guarantor or any of their respective Affiliates or Subsidiaries) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Outstanding Securities for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.	RETURN OF UNCLAIMED MONIES.

Subject to the restrictions of applicable law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 calendar days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to that money must look to the Issuer or the Guarantors for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 405.	REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(i) to pay any principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of a particular series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and such Securities and the Guarantors’ obligations under this Indenture and the related Guarantees shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities as contemplated by Section 401 or 402, as the case may be, and Section 403; provided, however, that if the Issuer or any Guarantor makes any payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on such Securities or related Guarantees following the reinstatement of its obligations as aforesaid, the Issuer or the applicable Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee or Paying Agent in trust once payment in full of all Guarantee Obligations has been made.

ARTICLE V

REMEDIES

Section 501.	EVENTS OF DEFAULT.

In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing with respect to the Securities of any particular series:

(1) the failure to pay Interest on the Securities of such series when the same becomes due and payable, and the default continues for a period of 30 days;

(2) the failure to pay the principal (or premium, if any) (including the Redemption Price upon redemption or repurchase price upon repayment) of the Securities of such series, when due and payable, on Stated Maturity, upon acceleration, upon redemption or repayment or otherwise;

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture with respect to such series of Securities, and the default continues for a period of 60 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Outstanding principal amount of such series of Securities;

(4) the Guarantee, if any, of any Guarantor is not (or is claimed by such Guarantor not to be) in full force and effect with respect to the Securities of such series; or;

(5) the Issuer, any Parent Guarantor or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case; or

(ii) consents to the entry of an order for relief against it in an involuntary case; or

(iii) consents to the appointment of any receiver, trustee, assignee, custodian, liquidator or other similar official under any Bankruptcy Law for it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer, any Parent Guarantor or any of their respective Significant Subsidiaries in an involuntary case; or

(ii) appoints a trustee, receiver, liquidator, assignee, custodian or other similar official of the Issuer, any Parent Guarantor or any of their respective Significant Subsidiaries or for all or substantially all of its property; or

(iii) adjudges the Issuer, any Parent Guarantor or any of their respective Significant Subsidiaries as bankrupt or insolvent or orders the liquidation of the Issuer, any Parent Guarantor or any of their respective Significant Subsidiaries;

and, in each case in this clause (6), the order or decree remains unstayed and in effect for 90 calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 501(5) and Section 501(6) with respect to the Issuer or any Parent Guarantor), unless the principal of all of the Securities of such series shall have already become due and payable, then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal amount of and premium, if any, as applicable, and Interest accrued and unpaid on, all of the Securities of such Series then Outstanding to be due and payable immediately by written notice thereof to the Issuer and the General Partner (and to the Trustee if given by the Holders), and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 501(5) or Section 501(6) occurs and is continuing, then the principal of and premium, if any, as applicable, and Interest accrued and unpaid on all the Securities of such series shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Securities of such series.

If, at any time after the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on the Securities of a particular series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of not less than a majority in aggregate principal amount of the Securities of such series then Outstanding on behalf of the Holders of all of the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 507, if: (a) such rescission or annulment would not conflict with any judgment or decree; (b) all Events of Default, other than the nonpayment of the principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) that have become due solely because of such acceleration, have been cured or waived; (c) the Issuer or the General Partner shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue principal (and premium, if any) and (to the extent that payment of such Interest is lawful) overdue installments of Interest, and all principal (and premium, if any) which has become due otherwise than by such declaration of acceleration; and (d) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 606. No such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture with respect to the Securities of a particular series and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantors, the Holders of the Securities of such series, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantors, the Holders of the Securities of such series, and the Trustee shall continue as though no such proceeding had been taken.

Anything herein to the contrary notwithstanding, Interest on any overdue installments of principal of and premium, if any, as applicable, and (to the extent that payment of such Interest is lawful) Interest on the Securities of a particular series shall accrue and be payable at the same rate as Interest is otherwise payable on such Securities.

Section 502.	PAYMENTS OF SECURITIES ON DEFAULT; SUIT THEREFOR.

The Issuer covenants that in the case of an Event of Default with respect to Securities of a particular series pursuant to Section 501(1) or 501(2), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Securities of such series, (i) the whole amount that then shall be due and payable on all such Securities for principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13), as the case may be, with Interest upon overdue principal (and premium, if any) and (to the extent that payment of such Interest is enforceable under applicable law) the overdue installments of accrued and unpaid Interest at the rate borne by such Securities from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 606. Until such demand by the Trustee, the Issuer may pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on the Securities to the Holders, whether or not such payments in respect of the Securities are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such final judgment or final decree against the Issuer, the Guarantors or any other obligor on the Securities of such series and collect in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor on the Securities of such series wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Guarantor, the Issuer or any other obligor upon the Securities of any particular series or the property of any Guarantor, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantors for the payment of overdue principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on such Securities shall be entitled and empowered, by intervention in such proceeding or otherwise: (1) to file and prove a claim for the whole amount of principal of (and premium, if any) and Interest (including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue Interest) and including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13, owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Securities allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of such Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the related Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities of such series in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Securities, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series or the related Guarantees, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

Section 503.	APPLICATION OF MONIES COLLECTED BY TRUSTEE.

Any monies collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST

To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel all other amounts due the Trustee and any predecessor Trustee under Section 606;

SECOND

To the payment of the amounts then due and unpaid upon the Securities for principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and repurchase price upon repayment pursuant to Article 13), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Securities for principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11), respectively; and

THIRD	To the payment of the remainder, if any, to the Issuer.

Section 504.	PROCEEDINGS BY HOLDERS OF SECURITIES.

No Holder of any Security of any series shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and repurchase price upon repayment pursuant to Article 13) on such Securities, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series, as hereinbefore provided, (b) the Holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 calendar days after the receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Securities of such series then Outstanding in accordance with Section 507; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities (except as otherwise provided herein). For the protection and enforcement of this Section 504, each and every Holder of Securities and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Security of any series, the right of any Holder of any Security of any series to receive payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on such Security, on or after the respective due dates expressed in such Security or in the event of redemption or repayment, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer or any Guarantor, shall not be impaired or affected without the consent of such Holder.

Section 505.	PROCEEDINGS BY TRUSTEE.

If an Event of Default occurs and is continuing with respect to the Securities of any particular series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 506.	REMEDIES CUMULATIVE AND CONTINUING.

To the extent permitted by law, all powers and remedies given by this Article 5 to the Trustee or to the Holders of Securities of any particular series shall be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any Securities of any particular series to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 504, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders of such Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of such Securities.

Section 507.	DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF HOLDERS OF SECURITIES.

The Holders of a majority in aggregate principal amount of the Securities of a particular series at the time Outstanding (or of all Securities then Outstanding under this Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series (or of all Securities then outstanding under the indenture, as the case may be); provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of such Securities not joining therein, it being understood that (subject to Section 602) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

The Holders of a majority in aggregate principal amount of the Securities of any particular series at the time Outstanding may, on behalf of the Holders of all of the Securities of such series, waive any past or existing default or Event of Default with respect to Securities of such series hereunder and its consequences except (i) a default in the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and repurchase price upon repayment pursuant to Article 13) on the Securities of such series (unless such default has been cured and the Issuer or the General Partner shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue principal (and premium, if any) and (to the extent that payment of such Interest is lawful) overdue installments of Interest, and all principal (and premium, if any) on the Securities of such series), (ii) a default in the payment of the Redemption Price or any Interest on the Securities of such series called for redemption on a Redemption Date pursuant to Article 11, or (iii) a default in respect of a covenant or provisions hereof, which under Article 9 cannot be modified or amended without the consent of the Holders of all Securities of such series then Outstanding or each Security of such series affected thereby.

Upon any such waiver, such default with respect to such Securities shall cease to exist, and any Event of Default with respect to such Securities arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default with respect to such Securities or impair any right consequent thereon.

Section 508.	UNDERTAKING TO PAY COSTS.

All parties to this Indenture agree, and each Holder of a Security of any particular series by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 508 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Securities of such series, or group of Holders of such series, holding in the aggregate more than ten percent in principal amount of the Securities of such series at the time Outstanding, or to any suit instituted by any Holder of Securities of such series for the enforcement of the payment of the principal of (or premium, if any) or Interest (including the Redemption Price upon redemption pursuant to Article 11 or repurchase price upon repayment pursuant to Article 13) on such Security on or after the due date expressed in such Security.

ARTICLE VI

THE TRUSTEE

Section 601.	NOTICE OF DEFAULTS.

Within 90 calendar days after the occurrence of any default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11) on any Security of a particular series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities of such series; and provided further that in the case of any default or breach with respect to Securities of any series of the character specified in Section 501(3), no such notice to Holders of Securities of such series shall be given until at least 60 days after the occurrence thereof.

Section 602.	CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of TIA Section 315(a) through 315(d):

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) before the Trustee acts or refrains from acting, the Trustee may consult with counsel (which counsel may be counsel for the Issuer or any Guarantor) and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Outstanding Securities pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the

Outstanding Securities of any series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantors relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct;

(11) except for (i) a default under Sections 501(1) or 501(2) hereof, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event constitutes or, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture with respect to Securities of any particular series, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding and such notice contains a reference to this Indenture and the Securities; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto;

(12) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(13) in no event shall the Trustee incur any liability for any failure in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitations, strikes, work stoppage, accidents, acts of war, or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, acts or provisions of any present or future law or regulation or governmental authority, fire, communication line failures, earthquakes, civil unrest, local or national disturbance or disaster, and the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

Section 603.	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities and any related Guarantees, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or any related Guarantees, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 604.	MAY HOLD SECURITIES AND COMMON STOCK.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Issuer or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

Section 605.	MONEY HELD IN TRUST.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 606.	COMPENSATION AND REIMBURSEMENT.

The Issuer agrees:

(1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 501(5) or 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on any Securities. The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 607.	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.

If the Trustee publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Neither the Issuer, the Guarantors nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or the Guarantors shall serve as Trustee.

If and when the Trustee shall be or become a creditor of the Issuer or the Guarantors or any other obligor under the Securities, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuer, the Guarantors or any such other obligor, as the case may be.

Section 608.	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(2) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Issuer.

(4) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder of a Security who has been a bona fide purchaser of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Security who has been a bona fide purchaser of a Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide purchaser of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders of Securities of such series and accepted appointment in the manner hereinafter provided, any Holder of Securities of such series who has been a bona fide purchaser of Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6) Subject to Section 1002, the Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Securities of such series as they appear on the Security Register. Each notice shall include the name of the successor Trustee with respect to such series and the address of its Corporate Trust Office.

Section 609.	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

(1) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article 9 hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring as to all Outstanding Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to Securities of that or those series to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(3) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section 609, as the case may be.

(4) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 610.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 611.	APPOINTMENT OF AUTHENTICATING AGENT.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and such Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106 by mailing or causing to be mailed such notice to the Holders of Securities of such series as they appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Securities designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated:    ”

Section 612.	CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

(1) With respect to the Securities, except during the continuance of an Event of Default with respect to any particular series of Securities:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and imposed by the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable to Holders of Securities of any particular series with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(v) except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under this Indenture and the Securities. The Issuer will make all these calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Securities. The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of the Securities upon request.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 612.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 702.	REPORTS BY TRUSTEE.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a). A copy of each such report at the time of its mailing to Holders of Securities of any series shall be filed with the Commission and each national securities exchange on which the Securities of such series are listed. The Issuer shall promptly notify the Trustee when Securities of any series are listed on any national securities exchange.

Section 703.	REPORTS BY ISSUER.

So long as any Securities are Outstanding, the Issuer and the General Partner will:

(1) file with the Trustee, within 15 days after the Issuer or the General Partner, as the case may be, is required to file the same with the Commission, copies of the annual reports and information, documents and other reports which it may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by it with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by it pursuant to paragraph (1) or (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Reports, information and documents filed with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. If, notwithstanding the foregoing, the Commission will not accept the required filings through EDGAR for any reason, the Issuer and the General Partner may make the reports referred to in clauses (1) and (2) above available on its website within fifteen (15) days after it would be required to file such reports with the Commission, and such reports will be deemed to be delivered to the Trustee as of the time they are made available.

Section 704.	ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

The Issuer will furnish or cause to be furnished to the Trustee:

(1) semiannually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date or, if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in or established pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE VIII

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 801.	ISSUER AND PARENT GUARANTORS MAY CONSOLIDATE ON CERTAIN TERMS.

(1) Neither the Issuer nor any Parent Guarantor shall merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its properties and assets to, any other Person, unless the following conditions are met:

(i) the Issuer or such Parent Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or a Parent Guarantor, as the case may be) formed by or resulting from any merger or consolidation or which shall have received the sale, assignment, conveyance, transfer or lease of properties and assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in the case of the Issuer, shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities of such series and the due and punctual performance and observance of all of the covenants of the Issuer in this Indenture or, in the case of such Parent Guarantor, shall expressly assume the due and punctual payment of all amounts due under its Guarantee of the Securities of such series and the due and punctual performance and observance of all of the covenants of such Parent Guarantor in this Indenture and its Guarantee, as the case may be;

(ii) immediately after giving effect to the transaction, no Event of Default under this Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) an Officers’ Certificate and an Opinion of Counsel shall have been delivered to the Trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

Section 802.	ISSUER OR PARENT GUARANTOR SUCCESSOR TO BE SUBSTITUTED.

In the event of any transaction described in and complying with the conditions set forth in Section 801 of this Indenture in which neither the Issuer nor any Parent Guarantor is the continuing entity, the successor Person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Issuer or a Parent Guarantor, as the case may be, and (except in the case of a lease) the Issuer or such Parent Guarantor shall be discharged from its obligations, as the case may be, under this Indenture, the Securities and its Guarantee, as applicable.

Section 803.	SUBSIDIARY GUARANTORS AND FUTURE GUARANTORS MAY CONSOLIDATE ON CERTAIN TERMS.

(1) No Subsidiary Guarantor or Future Guarantor shall merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its properties and assets to, any other Person, unless the following conditions are met:

(i) such Subsidiary Guarantor or Future Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than such Subsidiary Guarantor or Future Guarantor, as applicable) formed by or resulting from any merger or consolidation or which shall have received the sale, assignment, conveyance, transfer or lease of properties and assets (A) shall be domiciled in the United States, any state thereof or the District of Columbia or any member country in the Organization for Economic Co-operation and Development or any Governmental Authority thereof, (B) if organized and existing other than under the laws of the United States, any state thereof or the District of Columbia, shall (I) expressly agree to make payment of all amounts due under the Guarantee of such Subsidiary Guarantor or Future Guarantor, as applicable, free and clear of, and without deduction or withholding for, any Taxes, unless required by law, in which case such successor entity shall also agree to pay Additional Amounts, and (II) irrevocably and unconditionally (a) consent and submit to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, this Indenture or the Guarantees, (b) waive, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (c) appoint an agent (which may be a Parent Guarantor, the Issuer or any of their Domestic Subsidiaries doing business in the Borough of Manhattan in The City of New York) for service of process in The City of New York in any such legal action, suit or proceeding and (C) shall expressly assume the due and punctual payment of all amounts due under the Guarantee of such Subsidiary Guarantor or Future Guarantor, as applicable, and the due and punctual performance and observance of all of the covenants of such Subsidiary Guarantor or Future Guarantor, as applicable, in this Indenture and the Guarantee, as the case may be; provided, that the foregoing requirements will not apply in the case of a Subsidiary Guarantor or any Future Guarantor that is a Subsidiary of the General Partner or the Issuer (x) that has been disposed of in its entirety to another Person (other than to the General Partner or an affiliate of the General Partner), whether through a merger, consolidation or sale of equity interests or has sold, assigned, conveyed, transferred or leased all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its equity interests, ceases to be a Subsidiary of the General Partner or the Issuer;

(ii) immediately after giving effect to the transaction, no Event of Default under this Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) an Officers’ Certificate and an Opinion of Counsel shall have been delivered to the Trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

Section 804.	SUBSIDIARY GUARANTOR SUCCESSOR TO BE SUBSTITUTED.

In the event of any transaction described in and complying with the conditions listed in Section 803 of this Indenture in which such Subsidiary Guarantor or Future Guarantor, as the case may be, is not the continuing entity, the successor Person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor or Future Guarantor, as the case may be, and (except in the case of a lease) such Subsidiary Guarantor or Future Guarantor, as the case may be, shall be discharged from its obligations under this Indenture and its Guarantee.

Section 805.	EXCEPTIONS TO RESTRICTIONS.

The restrictions in Section 801 and Section 803 hereof shall not apply to:

(i) a merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets between or among any Parent Guarantor, the Issuer or any Subsidiary Guarantor; provided, however that this clause (i) shall not apply to any merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets involving the Issuer where the Issuer is not the continuing entity or the successor entity; or

(ii) a merger between the General Partner or any of its Subsidiaries, respectively, and an affiliate of the General Partner or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the General Partner or such Subsidiary in another state of the United States.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF SECURITIES.

The Issuer, the Guarantors and the Trustee may from time to time, and at any time, enter into an indenture or indentures supplemental hereto without the consent of any Holder of the Securities for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(3) to evidence and provide for the acceptance of appointment by a successor trustee;

(4) to conform the terms of this Indenture, the Securities and/or the Guarantee to any provision or other description of the Securities or Guarantee, as the case may be, contained in the applicable prospectus and any applicable prospectus supplement, term sheet or free writing prospectus;

(5) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Issuer’s or any Guarantor’s obligations under this Indenture and the Securities and the Guarantees, as applicable, in each case in compliance with the provisions thereof;

(6) to establish the form or terms of Securities of any series as permitted by Section 201 or 301;

(7) to comply with the rules of any applicable securities depository;

(8) to make any change that would provide any additional rights or benefits to the Holders of Securities of all or any series (including to secure the Securities of such series, add Guarantees with respect thereto, add to the Issuer’s covenants or Events of Default with respect to the Securities of one or more series, or surrender any right or power conferred upon the Issuer or the Guarantors) or that does not adversely affect the legal rights hereunder of any Holder of the Securities of any series in any respect; or

(9) supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance or discharge of the Securities of all or any series in accordance with this Indenture; provided that such action shall not adversely affect the interests of any Holder of the Securities of any series in any respect.

Upon the written request of the Issuer, accompanied by Board Resolutions authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding except to the extent covered in any of clauses (1) to (9) of Section 902.

Section 902.	SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS OF SECURITIES.

With the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities of each series affected by such supplemental indenture voting as a single class, the Issuer, the Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected by such supplemental indenture:

(1) reduce the percentage of Outstanding Securities necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the quorum or change voting requirements set forth in this Indenture;

(2) reduce the rate (or change the manner of calculating the rate) of, or change or have the effect of changing the time for payment of Interest, including Defaulted Interest, on any Security;

(3) reduce the principal amount of, or change or have the effect of changing the Stated Maturity of any Security, or reduce the principal of any Original Issue Discount Security that would be due and payable upon acceleration of the Maturity Date or the amount thereof provable in bankruptcy;

(4) change the timing on which any Security may be subject to redemption or repurchase or reduce (or change the manner for calculating) the Redemption Price or repurchase price upon repayment pursuant to Article 13 therefor;

(5) make any Security payable in a currency other than that stated in such Security or change the Place of Payment of any Security from that stated in such Security or in this Indenture;

(6) make any change in provisions of this Indenture protecting the right of each Holder of a Security to receive payment of principal of (and premium, if any) and Interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Outstanding Securities to waive defaults or Events of Default;

(7) make any change to or modify in any manner adverse to the Holders of any Security the terms and conditions of the obligations of the Guarantors under its Guarantees;

(8) make any change to or modify the ranking of any Security that would adversely affect the Holders of such Security; or

(9) modify any of this Section 902 or any of the second paragraph of Section 507, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each of the Outstanding Securities affected thereby.

Upon the written request of the Issuer, accompanied by Board Resolutions authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Securities as aforesaid, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 903.	EFFECT OF SUPPLEMENTAL INDENTURE.

Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 903 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantors and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 904.	NOTATION ON SECURITIES.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities and/or Guarantee so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer and/or the Guarantors, as applicable, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 611) and delivered in exchange for the Securities then Outstanding, upon surrender of such Securities then Outstanding.

Section 905.	EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TO TRUSTEE.

Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE X

COVENANTS

Section 1001.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay or cause to be paid when due the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) payable in respect of the Securities of that series in accordance with the terms of such series of Securities and this Indenture.

Section 1002.	MAINTENANCE OF OFFICE OR AGENCY.

The Issuer shall maintain in each Place of Payment for such series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the

Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

The Issuer may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Issuer hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (1) are denominated in a Foreign Currency or (2) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

So long as the Trustee is the Securities Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 608(6). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Outstanding Securities it can identify from its records.

Section 1003.	MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

If the Issuer, any Guarantor or an Affiliate of the Issuer or any Guarantor shall at any time act as its own Paying Agent with respect to any series of any Securities, it will, on or before each due date of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will

(1) hold all sums held by it for the payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer or any Guarantor (or any other obligor upon the Securities) in the making of any such payment of principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on the Securities of that series; and

(3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by delivery of an Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer, the Guarantors or any Affiliate of the Issuer or the Guarantors or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer, the Guarantors, such Affiliate or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, the Guarantors or any Affiliate of the Issuer or the Guarantors, in trust for the payment of the principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) in respect of, any Security of any such series and remaining unclaimed for two years after such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) have become due and payable shall be paid to the Issuer upon Issuer Request or (if then held by the Issuer, the Guarantors or any Affiliate of the Issuer or the Guarantors) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for payment of such principal of (and premium, if any) and Interest (including the Redemption Price upon redemption pursuant to Article 11 and the repurchase price upon repayment pursuant to Article 13) on such Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, as trustee thereof, and all liability of the Issuer, the Guarantors or an Affiliate of the Issuer or the Guarantors, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be mailed to Holders of Registered Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will be repaid to the Issuer and thereafter such Holders will be required to seek the related payment from the Issuer or any Guarantor as a general unsecured creditor.

Section 1004.	EXISTENCE.

Except as permitted under Article 8, the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the Issuer’s and each Guarantor’s existence, rights (charter and statutory) and franchises. However, neither the Issuer nor any Guarantor will be required to preserve any right or franchise if the Board of Directors of the General Partner (or any duly authorized committee of that Board of Directors of the General Partner), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Issuer or such Guarantor’s business.

Section 1005.	MAINTENANCE OF PROPERTIES.

Each of the Issuer and the Guarantors will cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the General Partner’s judgment may be necessary in order for it to at all times properly and advantageously conduct its business carried on in connection with such properties. Neither the Issuer nor any Guarantor will be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if, in the General Partner’s reasonable judgment, it is in their best interest, (2) discontinuing maintenance or operation of any property if, in the General Partner’s reasonable judgment, it is in their best interest and is not disadvantageous in any material respect to the Holders of the Securities, or (3) selling or otherwise disposing for value properties in the ordinary course of business.

Section 1006.	INSURANCE.

Each of the Issuer and the Guarantors will, and will cause each of their Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Issuer, the Guarantors and each of their Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 1007.	PAYMENT OF TAXES AND OTHER CLAIMS.

The Issuer and each Guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

(1) all material taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

(2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Issuer nor any Guarantors will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Section 1008.	APPOINTMENTS TO FILL VACANCIES IN TRUSTEE’S OFFICE.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 608, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 1009.	STATEMENT AS TO COMPLIANCE.

The Issuer and the Guarantors will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the General Partner as to his or her knowledge of the Issuer’s and the Guarantors’ compliance with all conditions and covenants under the Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 1009, such compliance shall be determined without regard to any period of grace or requirement of notice under the Indenture.

Within 30 days after becoming aware of the occurrence of any Event of Default, or any default that with notice or the lapse of time, or both, would be an Event of Default, the Issuer shall be required to deliver to the Trustee an Officers’ Certificate setting forth the details of such Event of Default or default, as the case may be, its status and the action that the Issuer is taking or proposes to take, if any, in respect thereof .

Any notice required to be given under this Section 1009 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 1010.	ADDITIONAL AMOUNTS.

If any Securities of a series provide for the payment of Additional Amounts, the Issuer will pay to the Holder of any Security of such series Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to the Maturity Date, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or any premium or Interest on the Securities of that series shall be made to Holders of Securities of that series who are not United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series and the Issuer will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. If the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned Officers’ Certificate, then the Trustee or such Paying Agent shall be entitled (1) to assume that no such withholding or deduction is required with respect to any payment of principal, premium or Interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (2) to make all payments of principal, premium and Interest with respect to the Securities of a series without withholding or deductions until otherwise advised. The Issuer covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them pursuant to this Section 1010 or in reliance on any Officers’ Certificate furnished pursuant to this Section 1010 or in reliance on the Issuer’s not furnishing such an Officers’ Certificate.

Section 1011.	WAIVER OF CERTAIN COVENANTS.

The Issuer and the Guarantors may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1007, inclusive, with respect to the Securities of any series and, if expressly provided pursuant to Section 301(16), any additional covenants applicable to the Securities of such series if, before or after the time for such compliance the Holders of a majority in principal amount of all Outstanding Securities of such series, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1012.	WAIVER OF USURY, STAY OR EXTENSION LAWS.

The Issuer and each Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Securities or the Guarantees; and the Issuer and the Guarantors each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 1013.	FUTURE GUARANTORS.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, following the original issue date of any series of Securities, the General Partner will cause each of its direct and indirect Subsidiaries (other than the Issuer, the Limited Partner and the Subsidiary Guarantors), if such Subsidiary, directly or indirectly, becomes a co-borrower, guarantor or other obligor under the Primary Credit Facility, to guarantee the Issuer’s obligations under such series of Securities on a full and unconditional basis, jointly and severally with the other Guarantors, including the due and punctual payment of principal of, and premium, if any, and Interest on, such series of Securities, whether at Stated Maturity, upon acceleration, upon redemption or otherwise, by executing and delivering a supplemental indenture that provides for the Guarantee within thirty calendar days of becoming so obligated in accordance with this Indenture, at which time all provisions of this Indenture, such series of Securities and the Guarantees applicable to a Guarantor shall become applicable to such Future Guarantor. Such supplemental indenture in respect of any Guarantee provided by any Foreign Subsidiary shall be subject to legal and regulatory requirements and restrictions applicable to such Foreign Subsidiary.

Section 1014.	PROVISION OF FINANCIAL INFORMATION.

So long as any Securities are Outstanding, if at any time (1) the General Partner is not subject to the periodic reporting requirements of the Exchange Act for any reason or (2) the Issuer and the Guarantors (other than the General Partner) are no longer permitted to include summarized financial information in the General Partner’s filings under the Exchange Act and are not subject to the periodic reporting requirements of the Exchange Act, the Issuer and such Guarantors shall, at their option, either (i) post on a publicly available website; (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”); or (iii) deliver to the Trustee and the Holders of the Securities of any series then Outstanding, in each case within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable Commission rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had the Issuer and such Guarantors been subject to such Exchange Act periodic reporting requirements. The Trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants contained in this Indenture as to which the Trustee is entitled to rely exclusively on Officers’ Certificates. If the Issuer elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite shall be provided upon request to Holders and beneficial owners of, and bona fide potential investors in, the Securities of such series.

Reports, information and documents filed with the Commission via the EDGAR system shall be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 1101.	APPLICABILITY OF ARTICLE.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article 11.

Section 1102.	ELECTION TO REDEEM; NOTICE TO TRUSTEE.

In case of any redemption at the election of the Issuer of the Securities of any series, the Issuer shall, at least five (5) days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 1103.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any series originally issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that so long as DTC or its nominee is the registered owner of a Global Security, such Global Security will be redeemed in accordance with the requirements of DTC.

The Trustee shall promptly notify the Issuer and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1104.	NOTICE OF REDEMPTION.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Security or portion thereof.

Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price and Additional Amounts, if any, payable upon redemption;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

(4) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that on the Redemption Date the Redemption Price as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

(6) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;

(7) that the redemption is for a sinking fund, if such is the case; and

(8) the CUSIP number of such Securities, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

Section 1105.	DEPOSIT OF REDEMPTION PRICE.

On or before any Redemption Date, the Issuer shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article 12, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price (which shall include interest unless the Redemption Date shall be an Interest Payment Date) of all the Securities or portions thereof which are to be redeemed on that date.

Section 1106.	SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at a redemption price therein specified (which shall include principal, premium, if any, and interest to the Redemption Date, collectively, the “Redemption Price”) in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided however that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) and (to the extent lawful) interest shall, until paid, bear interest from the Redemption Date at the rate borne by or provided in, as the case may be, the Security.

Section 1107.	SECURITIES REDEEMED IN PART.

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article 11 or of Article 12) shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series and identical terms and provisions of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Issuer shall execute and the Trustee shall authenticate and deliver to the depositary, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. Upon any such execution by the Issuer of a new Security or Securities, the Guarantors shall execute a new Guarantee in respect thereof.

ARTICLE XII

SINKING FUNDS

Section 1201.	APPLICABILITY OF ARTICLE.

The provisions of this Article 12 shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Issuer may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Issuer; provided, however, that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 1203.	REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuer shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE XIII

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301.	APPLICABILITY OF ARTICLE.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the applicable terms, if any, of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article 13.

Section 1302.	REPAYMENT OF SECURITIES.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with Interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Issuer covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of such series, a percentage of the principal) of, and premium, if any, and (except if the Repayment Date shall be an Interest Payment Date) accrued Interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1303.	EXERCISE OF OPTION.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise or the repayment option by the Holder shall be irrevocable unless waived by the Issuer.

Section 1304.	WHEN SECURITIES PRESENTED FOR REPAYMENT BECOME DUE AND PAYABLE.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article 13 and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuer shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear Interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Issuer, together with any premium and accrued Interest, if any, to the Repayment Date; provided however that, installments of Interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without Interest thereon, unless the Issuer shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount and any premium and (to the extent lawful) Interest, if any, thereon accrued to such Repayment Date shall, until paid, bear interest from the Repayment Date at the rate of Interest or Yield to Maturity (in the case of Original Issue Discount Securities) borne by or provided in, as the case may be, such Security.

Section 1305.	SECURITIES REPAID IN PART.

Upon surrender of any Security which is to be repaid in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuer, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid. If a Global Security is so surrendered, the Issuer shall execute and the Trustee shall authenticate and deliver to the depositary, without service charge, a new Global Security in a denomination equal to and in exchange for the unrepaid portion of the principal of the Global Security so surrendered. Upon any such execution by the Issuer of a new Security or Securities, the Guarantors shall execute a new Guarantee in respect thereof.

ARTICLE XIV

MEETINGS OF HOLDERS OF SECURITIES

Section 1401.	PURPOSE FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Holders of Securities of any particular series may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1402.	CALL, NOTICE AND PLACE OF MEETINGS.

(1) The Trustee may at any time call a meeting of Holders of Securities of any particular series for any purpose specified in Section 1401, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any particular series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Issuer or the General Partner, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any particular series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 1402.

Section 1403.	PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders of Securities of any particular series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any particular series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantors and its counsel and any representatives of the Issuer and its counsel.

Section 1404.	QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in aggregate principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum with respect to such matter. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote a majority in aggregate principal amount of the then Outstanding Securities of such series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting; provided, however, that if any action is to be taken at such reconvened meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in aggregate principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum with respect to such matter. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(2), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of particular any series duly held in accordance with this Section 1404 shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1404, if any action is to be taken at a meeting of Holders of Securities of any particular series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting and

(2) the aggregate principal amount of the Outstanding Securities of all such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 1405.	DETERMINATION OF VOTING RIGHTS, CONDUCT AND ADJOURNMENT OF MEETINGS.

(1) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspector of elections, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 1402(2), in which case the Issuer or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any particular series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 1406.	COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders of Securities of any particular series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any particular series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XV

THE GUARANTEES

Section 1501.	GUARANTEE.

By its execution of the Notation of Guarantee on the applicable Securities, each Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that such Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, each Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder of Securities of each series that are guaranteed by such Guarantor in accordance with Section 301, and authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of and premium (including the Redemption Price upon redemption pursuant to Article 11 and repayment price upon repayment pursuant to Article 13) and Interest on Securities of such series in the currency, currency unit or composite currency in which it is payable shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption or repayment, or otherwise, and Interest on overdue principal and premium and (to the extent permitted by law) Interest on any overdue Interest, if any, on Securities of such series and all other obligations of the Issuer to the Holders of Securities of such series or the Trustee hereunder or under the Securities of such series (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, notice of repayment exercise or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 1503 hereof (collectively, the “Guarantee Obligations”).

Each Guarantor hereby agrees that it is a primary obligor of the Guarantee Obligations, and not merely a surety, and its Guarantee hereunder shall be irrevocable and unconditional, irrespective of the validity, regularity, binding effect or enforceability of the Securities of each series that are guaranteed by such Guarantor, or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such series with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee or the Holders of Securities or such series (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against such Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest, presentment and notice of any kind, including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Guarantor, the Issuer, any Benefited Party, any creditor of any Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. Each Guarantor hereby agrees that the Guarantee is a guarantee of payment and not of collection and hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal of and premium, if any, and Interest on the Securities of such series and all other costs provided for under this Indenture or as provided in Article 6.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or any Guarantor, or any trustee or similar official acting in relation to either the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all Guarantee Obligations. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Securities of such series that are guaranteed by such Guarantor and the Trustee, on the other hand, (x) the maturity of the Guarantee Obligations may be accelerated as provided in Article 5 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Guarantee Obligations as provided in Article 5 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

Section 1502.	EXECUTION AND DELIVERY OF NOTATION OF GUARANTEE.

To evidence the Guarantee set forth in Section 1501 hereof, each Guarantor agrees that a Notation of Guarantee shall be affixed on each Security of such series that is guaranteed by such Guarantor, and authenticated and delivered by the Trustee, and that a supplemental indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor, and each Guarantee made applicable to Securities pursuant to Section 301 shall be deemed to be duly executed by such Guarantor by virtue of the execution of the a supplemental indenture by an Officer of such Guarantor and the execution of the Notation of Guarantee pursuant to Section 303 with such Notation of Guarantee being affixed on each Security of such series that is guaranteed by such Guarantor.

If an Officer whose facsimile signature is on a Security of such series or a Notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security on which a Notation of Guarantee is affixed, the Guarantee shall be valid, nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee relating to such Security set forth in this Indenture on behalf of the applicable Guarantor.

The obligations of any Guarantor under its Guarantee will be a direct, unsecured and unsubordinated obligation of such Guarantor and such Guarantor undertakes that its obligations under such Guarantee will rank pari passu with all other present or future direct, unsecured and unsubordinated obligations of such Guarantor.

Section 1503.	LIMITATION OF GUARANTOR’S LIABILITY, CERTAIN BANKRUPTCY EVENTS.

(1) Each Guarantor, and by its acceptance hereof each Holder of Securities of each series that are guaranteed by such Guarantor, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or any comparable provision of applicable foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the Guarantee Obligations of such Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(2) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 1504.	APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS.

(1) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 101 hereof shall apply to such Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to such Guarantor.

(2) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor shall be sufficient if evidenced as described in Sections 105 and 106 hereof as if references therein to the Issuer were references to such Guarantor.

(3) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on any Guarantor may be given or served as described in Section 105 hereof as if references therein to the Issuer were references to such Guarantor.

(4) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 102 hereof as if all references therein to the Issuer were references to such Guarantor.

Section 1505.	RELEASE OF GUARANTEE.

(1) Notwithstanding the provisions of Section 1501 of this Indenture, any Guarantor shall be automatically and unconditionally released from its obligations under this Indenture upon the Issuer’s exercise of its legal defeasance option or if the Issuer’s obligations under this Indenture are discharged, in each case in accordance with the terms of this Indenture.

(2) In addition to Section 1505(1), a Guarantor, other than General Partner, shall be automatically released and relieved from its obligations under its Guarantee and this Indenture and any supplemental indenture in the following circumstances:

(i) such Guarantor is no longer a co-borrower or guarantor or other obligor under the Primary Credit Facility (or which guarantee or other obligation is being simultaneously released or will be immediately released upon the release of such Guarantor from its Guarantee of the Securities of all applicable series); provided that any release of such Guarantor’s Guarantee pursuant to this clause (i) will not limit the obligation of such Guarantor to Guarantee the Securities of all series previously entitled to such Guarantee at any time after such release if such Guarantor, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility;

(ii) such Guarantor consolidates or merges with or into or transfers all of its properties or assets to the Issuer, the General Partner or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist;

(iii) upon the sale or other disposition (including by way of consolidation or merger) of the equity interests in such Guarantor; or

(iv) upon the sale or disposition of all or substantially all of the assets of such Guarantor;

provided, however, that in the case of clause (iii) and clause (iv) above, (x) such sale or other disposition is made to a Person other than the General Partner or any of its other Subsidiaries and (y) such sale or disposition is otherwise permitted by this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P., as Issuer

By:	AMERICOLD REALTY TRUST, INC., its General Partner

By:	/s/ [ ]
Name: [ ]
Title: [ ]

AMERICOLD REALTY TRUST, INC., as Parent Guarantor

By:	/s/ [ ]
Name: [ ]
Title: [ ]

AMERICOLD REALTY OPERATIONS, INC., as Parent Guarantor

By:	/s/ [ ]
Name: [ ]
Title: [ ]

AMERICOLD AUSTRALIAN HOLDINGS PTY LTD, as Subsidiary Guarantor

By:	/s/ [ ]
Name: [ ]
Title: [ ]

ICECAP PROPERTIES NZ LIMITED, as Subsidiary Guarantor

By:	/s/ [ ]
Name: [ ]
Title: [ ]

NOVA COLD LOGISTICS ULC, as Subsidiary Guarantor

By:	/s/ [ ]
Name: [ ]
Title: [ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ [ ]
Name: [ ]
Title: [ ]

[Signature Page to Indenture]

EXHIBIT A

[FORM OF]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture (as defined below) and subject to the provisions in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Issuer.

The obligations of such Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, dated as of ______, 20___ as supplemented by the _______ Supplemental Indenture, dated as of _______, 20__ (together, the “Indenture”), by and among the Issuer, the Guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee (the ““Trustee””).

Date:	[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM S.A. IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A

TEMPORARY GLOBAL SECURITY OR TO

OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [US$] principal amount of the above-captioned Securities is owned by (i) person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States Person(s)”), (ii) United States Person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v), are herein referred to as “financial institutions”) purchasing for their own account or for resale or (b) United States Person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Americold Realty Operating Partnership, L.P. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Euroclear Bank SA/NV,] as Operator of the Euroclear System [Clearstream Banking, S.A.]

By: